UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

(914) 323-5700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2016, Xylem Inc. (the “Company”) closed its public offering (the “Offering”) of $500,000,000 aggregate principal amount of 3.250% Senior Notes due 2026 (the “2026 notes”) and $400,000,000 aggregate principal amount of 4.375% Senior Notes due 2046 (the “2046 notes” and, together with the 2026 notes, the “notes”). In connection with the closing of the Offering, on October 11, 2016, the Company entered into a third supplemental indenture with Deutsche Bank Trust Company Americas, as trustee (the “Third Supplemental Indenture”). The Third Supplemental Indenture further supplements and modifies the senior note indenture (the “Senior Indenture”) which was modified by the first supplemental indenture (the “First Supplemental Indenture” and together with the Senior Indenture, the “Base Indenture”), each by and between Deutsche Bank Trust Company Americas, as trustee, and the Company and dated March 11, 2016. The Senior Indenture and the First Supplemental Indenture were filed as exhibit 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2016. The notes were issued pursuant to the Base Indenture, as further supplemented and modified by the Third Supplemental Indenture, (the Base Indenture as so supplemented and modified, the “Indenture”).

The Company intends to use the net proceeds of the Offering, together with cash on hand, proceeds from issuances under the Company’s existing commercial paper program and borrowings under a new euro-denominated term loan, to fund the $1.7 billion cash purchase price of its acquisition of the direct and indirect subsidiaries of Sensus Worldwide Limited (other than Sensus Industries Limited) (the “Acquisition”), and to use any remaining net proceeds for general corporate purposes. Pending such use of the net proceeds, the Company may invest the proceeds in highly liquid short-term securities.

The 2026 notes will bear interest at the rate of 3.250% per year and will mature on November 1, 2026. The 2046 notes will bear interest at the rate of 4.375% per year and will mature on November 1, 2046. Interest on the notes will be payable semiannually on May 1 and November 1 of each year beginning on May 1, 2017. The notes will be the Company’s senior unsecured obligations and rank equally with its other unsecured and unsubordinated indebtedness.

The Company may redeem the notes at any time, at its option, subject to certain conditions, at specified redemption prices, plus accrued and unpaid interest to the redemption date. In addition, in the event that the closing of the Acquisition has not occurred on or prior to the earlier of (i) February 15, 2017 (or in certain cases up to May 15, 2017), and (ii) the date the share purchase agreement between Xylem, its wholly-owned subsidiary, Xylem Luxembourg S.à r.L. and Sensus Worldwide Limited is terminated, the Company will be required to redeem all outstanding notes on a specified date (the “special mandatory redemption date”) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date. The Indenture contains customary agreements and covenants by the Company. These covenants limit the ability of the Company and its restricted subsidiaries (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate or merge, or convey or transfer all or substantially all of the their assets. If the Company experiences certain changes of control accompanied or followed by rating downgrades during a specified period, the Company will be required to make an offer to repurchase the notes at a purchase price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest to the repurchase date.

The foregoing description of the notes and the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the notes and the Third Supplemental Indenture, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-207672), including a base prospectus (the “Registration Statement”), filed with the SEC on October 29, 2015, as supplemented by a preliminary prospectus supplement, filed with the SEC on October 3, 2016, and a final prospectus supplement, filed with the SEC on October 5, 2016. This Current Report on Form 8-K is incorporated by reference into the Registration Statement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated October 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (including the form of 3.250% Senior Notes due 2026 and the form of 4.375% Senior Notes due 2046).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Barnes & Thornburg LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: October 11, 2016	By:	/s/ E. Mark Rajkowski
		Name:	E. Mark Rajkowski
		Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated October 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (including the form of 3.250% Senior Notes due 2026 and the form of 4.375% Senior Notes due 2046).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Barnes & Thornburg LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.2).